OHA DIRECT CREDIT FUND POS AMI

Exhibit 99.(j)(2)

ACCESSION AND AMENDMENT AGREEMENT

Custody Agreement

This Accession Agreement (this “Accession Agreement”) is entered into and effective as of _______ __, 2026 by the undersigned, a Delaware statutory trust (the “New Client”) pursuant to the terms of that certain Custody Agreement dated as of October 28, 2024 (as amended, restated and/or modified from time to time, the “Agreement”) by and among State Street Bank and Trust Company, and those funds, investment vehicles and other entities set forth on Appendix A thereto, severally and not jointly (each such entity, a “Client” and collectively the “Clients”). By the execution of this Accession Agreement, the New Client hereby agrees (a) to become bound by all of the terms and conditions and provisions of the Agreement as a Client including, without limitation, the representations and warranties set forth in Section 26.1 and 26.2 therein, except for those provisions as expressly addressed below, and (b) adopts the Agreement with the same force and effect as if the New Client were originally a Party thereto.

The Appendix A to the Agreement is hereby deemed amended to include the New Client.

Solely as between the New Client and the Custodian, the Agreement is hereby amended to delete Section 31 (“Loan Services Addendum”), and the Agreement shall be read and interpreted without reference or regard to the “Loan Services Addendum to Custody Agreement” attached thereto. For the avoidance of doubt, Section 31 and the “Loan Services Addendum to Custody Agreement” shall remain in full force and effect as between the Custodian and each Client other than the New Client, expect as otherwise provided.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

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Information Classification: Limited Access

IN WITNESS WHEREOF, this Accession Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

OHA Direct Credit Fund

By:
Name:
Title:

Accepted and agreed:

State Street Bank and Trust Company

By:
Name:
Title:

Information Classification: Limited Access